SCHEDULE 4.1 (v)
ENCUMBRANCES AND AFFILIATE INTERESTS
ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT
DATED OCTOBER , 2011 BY AND BETWEEN SHORELINE SOUTHEAST LLC AND SHORELINE OFFSHORE LLC, SELLER
AND NORTH AMERICAN ENERGY RESOURCES INC., BUYER

Hurley/Morgan ORRIs

WELL CODE	WELL NAME	FIELD	STATE	PARISH	OPERATOR	HURLEY ORRI	MORGAN ORRI	TOTAL
13003	PROJECT 4 (AL #2)	CLOVELLEY FIELD	LA	LAFOURCHE	SHORELINE SOUTHEAST LLC	0.0090000000	0.0150000000	0.0240000000
13005	PROJECT #2 AL #1	CLOVELLEY FIELD	LA	LAFOURCHE	SHORELINE SOUTHEAST LLC	0.0090000000	0.0150000000	0.0240000000
13008	Allain Lebreton #3 (ORX AL #1)	CLOVELLEY FIELD	LA	LAFOURCHE	SHORELINE SOUTHEAST LLC	0.0090000000	0.0150000000	0.0240000000
11001	Yokohama #1 (SL 19864)	LITTLE LAKE FIELD	LA	JEFFERSON	JGC ENERGY DEVELOPMENT	0.0059578000	0.0059578000	0.0119156000
12001	J Fisher Heirs #1	LITTLE LAKE FIELD	LA	JEFFERSON	JGC ENERGY DEVELOPMENT	0.0146690000	0.0146690000	0.0293380000
66001	SL 19908 #1	LITTLE LAKE FIELD	LA	JEFFERSON	HOUSTON ENERGY	0.0040062000	0.0040062000	0.0080124000

Bonds

Bond No	Issuing Carrier	Expiration Date	Principal Name		Obligee	Bond Description		Bond Amount
B006419	U.S. Specialty Insurance Company	3/31/2012	Shoreline Southeast LLC		State of Louisiana, Dept. of Natural Resources	Surety Bond - P&A - SL 2383 SWD No. 1		$71,880
B006604	U.S. Specialty Insurance Company	6/20/2012	Shoreline Offshore LLC		State of Louisiana, Office of Conservation	Performance Bond - Rabbit Island		$625,000
B006631	U.S. Specialty Insurance Company	6/23/2012	Shoreline Offshore LLC		Chevron U.S.A. Inc.	Performance and Payment Bond - Rabbit Island		$1,000,000
B006630	U.S. Specialty Insurance Company	6/23/2012	Shoreline Offshore LLC		SM Energy Company	Performance Bond - Rabbit Island		$1,000,000
B006629	U.S. Specialty Insurance Company	6/23/2012	Shoreline Offshore LLC		Energy XXI Onshore, LLC	Plugging and Abandonment Bond - Rabbit Island		$5,000,000
B003860	U.S. Specialty Insurance Company	9/17/2012	Shoreline Southeast LLC		State of Louisiana, Office of Conservation	Performance Bond		$625,000
B005282	U.S. Specialty Insurance Company	10/29/2012	Shoreline Southeast LLC		ORX Resources, Inc.	Performance Bond - Clovelly		$50,000
B005348	U.S. Specialty Insurance Company	12/29/2012	Shoreline Southeast LLC		Crimson Exploration, Inc. and Crimson Exploration Operating, Inc.	Onshore Plugging Performance Bond - Grand Lake		$2,600,000
B005337	U.S. Specialty Insurance Company	12/29/2012	Shoreline Southeast LLC		The Lacassane Company, Inc.	Performance Bond - Lacassine		$400,000